Exhibit 99.1

NEWS RELEASE

Nabors Announces Second Quarter 2025 Results

HAMILTON, Bermuda, July 29, 2025 /PRNewswire/ - Nabors Industries Ltd. (“Nabors” or the “Company”) (NYSE: NBR) today reported second quarter 2025 operating revenues of $833 million, compared to operating revenues of $736 million in the first quarter. Net loss attributable to Nabors shareholders for the quarter was $31 million, compared to net income of $33 million in the first quarter. This equates to a loss per diluted share of $2.71, compared to earnings per diluted share of $2.18 in the first quarter. The first quarter included a one-time, non-cash net gain on the Parker transaction of $113.0 million, or $9.68 per diluted share. Second-quarter adjusted EBITDA was $248 million, compared to $206 million in the previous quarter.

2Q 2025 Highlights

o	The SANAD drilling joint venture with Saudi Aramco deployed two newbuild rigs in the Kingdom. These bring the total number of deployments to twelve. Two more units are scheduled to start operations over the balance of this year.

o	Saudi Aramco awarded the fourth tranche of newbuilds to SANAD. This award of five rigs marks the next step in SANAD’s 50-rig newbuild program. The first rigs of this tranche are scheduled to commence operating in 2026, with the final one in 2027.

o	Several impactful international rig reactivations were completed in Kuwait. All three previously announced awards have commenced operations, one of which began in early July. These high-specification rigs are working under multiyear contracts and are expected to contribute materially to the International Drilling segment earnings during the second half of 2025 and beyond.

o	Nabors’ high-specification PACE® series SmartRigs® set several milestones extending lateral wellbore lengths.

o	In the Bakken, a PACE®-X rig followed up drilling an operator’s first four-mile lateral in the formation with two more four-mile lateral wells.

o	Also in the Bakken, another operator utilizing a PACE®-B rig drilled back-to-back four-mile lateral wells.

o	In the Haynesville a PACE®-X rig drilled the basin’s longest lateral at 20,000 feet; the well reached a total depth of 32,000 feet.

o	In the Eagle Ford, a PACE®-M rig drilled a record well in the basin, at 32,525 feet, including a 22,500-foot lateral section.

o	Significant progress was made on the integration of the Parker Wellbore businesses acquired in March. These contributed materially to Nabors financial results in the second quarter. Cost synergies realized during the quarter support the $40 million previously targeted for 2025.

Anthony G. Petrello, Nabors Chairman, CEO and President, commented, “Our second quarter results demonstrated the strength of the Nabors portfolio while reflecting a full quarter contribution from the acquisition of Parker Wellbore. In total, EBITDA from the legacy Nabors businesses increased sequentially. I am pleased with the performance of the Parker operations, and our progress to realize expected cost synergies.

NEWS RELEASE

“Recent deployments of high-spec rigs in the Middle East along with those scheduled over the balance of 2025 should drive growth in our International Drilling segment. The SANAD newbuild program is a key element of our future value creation. The award of the fourth five-rig tranche cements SANAD’s growth prospects into 2027.

“Before the impact from Parker, adjusted EBITDA grew sequentially in all three of the business lines in our U.S. Drilling segment. The Lower-48 rig market in oil focused basins remains flat to down, and we are working to mitigate the impact of the current industry rig count and dayrates. At the same time, natural gas drilling has moved upwards. We see our rig count and leading-edge pricing stabilizing in the third quarter and through the end of the year.

“Our U.S. Offshore and Alaska operations are performing well. Including the contributions of Parker, these two businesses comprise a growing portion of our overall U.S. Drilling segment. In particular, our Alaska fleet is poised to capitalize on growth in that market.

“With the addition of Parker’s operations, Nabors Drilling Solutions now comprises over 25% of adjusted EBITDA from our operating segments. The Parker product lines in NDS – the largest being Quail Tools – outperformed our expectations in the second quarter. These results highlight the potential that led us to the acquisition.”

Segment Results

International Drilling adjusted EBITDA totaled $117.7 million, compared to $115.5 million in the first quarter. Average rig count increased by one, primarily reflecting the startup of newbuild rigs in Saudi Arabia and Kuwait, offset by the conclusion of contracts for a rig each in Papua New Guinea and Mexico. Daily adjusted gross margin for the second quarter improved to $17,534, driven primarily by the high-margin additions.

The U.S. Drilling segment reported second quarter adjusted EBITDA of $101.8 million, compared to $92.7 million in the previous quarter. All three of the U.S. Drilling segment’s operations drove this improvement. In the Lower 48, the higher rig count more than offset a decline in daily margins. Improvements in Nabors legacy Alaska and Offshore were augmented by the contribution of a full quarter of the corresponding Parker operations.

Drilling Solutions adjusted EBITDA was $76.5 million, compared to $40.9 million in the first quarter. The legacy Nabors business was down slightly, while the addition of Parker accounted for the sequential increase. This segment’s gross margin, at 53%, improved moderately.

Rig Technologies adjusted EBITDA was $5.2 million, compared to $5.6 million in the prior quarter. A decline in capital equipment deliveries, primarily in the Middle East, contributed to the sequential decrease in adjusted EBITDA.

NEWS RELEASE

Adjusted Free Cash Flow

In the second quarter, consolidated adjusted free cash flow was $41 million. This compares to free cash consumption of $61 million in the prior quarter. These figures exclude transaction costs related to the acquisition of Parker Wellbore. Lower quarterly cash interest payments and improved collections from customers contributed to the improved adjusted free cash flow in the second quarter, even as capital expenditures increased. Although receivable collections during the second quarter from Nabors’ main customer in Mexico were significantly lower than expected, the company benefited from higher payments from other clients. The recently announced a $7 - $10 billion capital raise sponsored by the Mexico government is intended to address the issue of overdue vendor liabilities.

William Restrepo, Nabors CFO, stated, “The current economic backdrop appears to be stabilizing, as markets digest recent developments on foreign trade, Federal Reserve policy, and geopolitical conflicts. Favorable trends in employment and inflation indicate a relatively constructive environment, for both our potential capital markets activities and our global operations. These factors have already had a positive impact on credit spreads. Interest rate actions by the Fed and a further narrowing of spreads later this year should benefit us, as we look to refinance our senior notes.

“Our results for the second quarter were solid. In addition to the higher adjusted EBITDA contribution from Parker Wellbore, our legacy drilling rig business improved. Legacy Drilling Solutions and Rig Technologies declined slightly.

“We are encouraged by our relatively stable Lower 48 rig count as we enter the second half and expect our rig count to continue at approximately its current level through year end. This outlook assumes some continued weakness in oil-focused activity, offset by anticipated strength in natural gas drilling. At the same time, our leading-edge daily revenue has remained resilient in the low $30,000 range, providing support to our daily gross margin. This environment gives us confidence about our expected pace of cash flow generation and debt reduction during the balance of 2025.

“Adjusted free cash flow generated by our operations of $41 million in the second quarter improved by more than $100 million as compared to the first quarter. In the third quarter, we expect progress on our collections in Mexico. Assuming these materialize, we forecast similar adjusted free cash flow in the third quarter and anticipate reaching our $80 million target for the full year.

“Parker Wellbore has exceeded our expectations as it grew sequentially on a comparable basis. Margins were high and cash flow generation was better than anticipated. In addition, our synergy capture post-closing has exceeded our targets.”

NEWS RELEASE

Outlook

Nabors expects the following metrics for the third quarter of 2025:

U.S. Drilling

o	Lower 48 average rig count of 57 - 59 rigs

o	Lower 48 daily adjusted gross margin of approximately $13,300

o	Alaska and Gulf of America combined adjusted EBITDA of approximately $26 million

International

o	Average rig count of 87 - 88 rigs

o	Daily adjusted gross margin of approximately $17,900

Drilling Solutions

o	Adjusted EBITDA approximately in line with the second quarter

Rig Technologies

o	Adjusted EBITDA up approximately $2 - $3 million from the second quarter

Capital Expenditures

o	Capital expenditures of $200 - $210 million, including $110 - $115 million for the newbuilds in Saudi Arabia

o	Full-year capital expenditures of $700 - $710 million, with $300 million for the SANAD newbuilds and $60 million for Parker Wellbore

Adjusted Free Cash Flow

o	Adjusted free cash flow should be in line with the second quarter

Mr. Petrello concluded, “Challenge and change are constants in the oilfield services business. The current environment is no exception. Our strategy to diversify by service line and by geography continues to position Nabors for success throughout the cycle. The Parker business adds key complementary elements to our portfolio.

“With the award of another tranche of newbuild rigs, the outlook for significant free cash flow at SANAD is solidified. We are confident this growth in SANAD will drive significant value creation.”

NEWS RELEASE

About Nabors Industries

Nabors Industries (NYSE: NBR) is a leading provider of advanced technology for the energy industry. With presence in more than 20 countries, Nabors has established a global network of people, technology and equipment to deploy solutions that deliver safe, efficient and responsible energy production. By leveraging its core competencies, particularly in drilling, engineering, automation, data science and manufacturing, Nabors aims to innovate the future of energy and enable the transition to a lower-carbon world. Learn more about Nabors and its energy technology leadership: www.nabors.com.

Forward-looking Statements

The information included in this press release includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward-looking statements are subject to a number of risks and uncertainties, as disclosed by Nabors from time to time in its filings with the Securities and Exchange Commission. As a result of these factors, Nabors' actual results may differ materially from those indicated or implied by such forward-looking statements. The forward-looking statements contained in this press release reflect management's estimates and beliefs as of the date of this press release. Nabors does not undertake to update these forward-looking statements.

Non-GAAP Disclaimer

This press release presents certain “non-GAAP” financial measures. The components of these non-GAAP measures are computed by using amounts that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Adjusted operating income (loss) represents income (loss) from continuing operations before income taxes, interest expense, investment income (loss), gain on bargain purchase, and other, net. Adjusted EBITDA is computed similarly, but also excludes depreciation and amortization expenses. In addition, adjusted EBITDA and adjusted operating income (loss) exclude certain cash expenses that the Company is obligated to make. Net debt is calculated as total debt minus the sum of cash, cash equivalents and short-term investments.

Adjusted free cash flow represents net cash provided by operating activities less cash used for capital expenditures, net of proceeds from sales of assets, and before cash paid for acquisition-related costs. Management believes that adjusted free cash flow is an important liquidity measure for the company and that it is useful to investors and management as a measure of the company’s ability to generate cash flow, after reinvesting in the company for future growth, that could be available for paying down debt or other financing cash flows, such as dividends to shareholders. Adjusted free cash flow does not represent the residual cash flow available for discretionary expenditures. Adjusted free cash flow is a non-GAAP financial measure that should be considered in addition to, not as a substitute for or superior to, cash flow from operations reported in accordance with GAAP.

NEWS RELEASE

Each of these non-GAAP measures has limitations and therefore should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including Adjusted EBITDA, adjusted operating income (loss), net debt, and adjusted free cash flow, because it believes that these financial measures accurately reflect the Company’s ongoing profitability, performance and liquidity. Securities analysts and investors also use these measures as some of the metrics on which they analyze the Company’s performance. Other companies in this industry may compute these measures differently. Reconciliations of consolidated adjusted EBITDA and adjusted operating income (loss) to income (loss) from continuing operations before income taxes, net debt to total debt, and adjusted free cash flow to net cash provided by operations, which are their nearest comparable GAAP financial measures, are included in the tables at the end of this press release. We do not provide a forward-looking reconciliation of our outlook for Segment Adjusted EBITDA, Segment Gross Margin or Adjusted Free Cash Flow, as the amount and significance of items required to develop meaningful comparable GAAP financial measures cannot be estimated at this time without unreasonable efforts. These special items could be meaningful.

Investor Contacts:  William C. Conroy, CFA, Vice President of Corporate Development & Investor Relations, +1 281-775-2423 or via e-mail william.conroy@nabors.com, or Kara Peak, Director of Corporate Development & Investor Relations, +1 281-775-4954 or via email kara.peak@nabors.com. To request investor materials, contact Nabors' corporate headquarters in Hamilton, Bermuda at +441-292-1510 or via e-mail mark.andrews@nabors.com

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
(In thousands, except per share amounts)	2025	2024	2025	2025	2024
Revenues and other income:
Operating revenues	$832,788	$734,798	$736,186	$1,568,974	$1,468,502
Investment income (loss)	6,129	8,181	6,596	12,725	18,382
Total revenues and other income	838,917	742,979	742,782	1,581,699	1,486,884

Costs and other deductions:
Direct costs	488,881	440,225	447,300	936,181	877,302
General and administrative expenses	82,726	62,154	68,506	151,232	123,905
Research and engineering	12,722	14,362	14,035	26,757	28,225
Depreciation and amortization	175,061	160,141	154,638	329,699	317,826
Interest expense	56,081	51,493	54,326	110,407	101,872
Gain on bargain purchase	(3,500)	-	(112,999)	(116,499)	-
Other, net	6,074	12,079	44,790	50,864	28,187
Total costs and other deductions	818,045	740,454	670,596	1,488,641	1,477,317

Income (loss) before income taxes	20,872	2,525	72,186	93,058	9,567
Income tax expense (benefit)	23,077	15,554	15,007	38,084	31,598

Net income (loss)	(2,205)	(13,029)	57,179	54,974	(22,031)
Less: Net (income) loss attributable to noncontrolling interest	(28,705)	(19,226)	(24,191)	(52,896)	(44,557)
Net income (loss) attributable to Nabors	$(30,910)	$(32,255)	$32,988	$2,078	$(66,588)

Earnings (losses) per share:
Basic	$(2.71)	$(4.29)	$2.35	$(1.01)	$(8.83)
Diluted	$(2.71)	$(4.29)	$2.18	$(1.01)	$(8.83)

Weighted-average number of common shares outstanding:
Basic	14,083	9,207	10,460	12,271	9,191
Diluted	14,083	9,207	11,671	12,271	9,191

Adjusted EBITDA	$248,459	$218,057	$206,345	$454,804	$439,070

Adjusted operating income (loss)	$73,398	$57,916	$51,707	$125,105	$121,244

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	March 31,	December 31,
(In thousands)	2025	2025	2024
ASSETS
Current assets:
Cash and short-term investments	$387,355	$404,109	$397,299
Accounts receivable, net	537,071	549,626	387,970
Other current assets	272,465	245,083	214,268
Total current assets	1,196,891	1,198,818	999,537
Property, plant and equipment, net	3,063,033	3,074,789	2,830,957
Other long-term assets	778,739	776,077	673,807
Total assets	$5,038,663	$5,049,684	$4,504,301

LIABILITIES AND EQUITY
Current liabilities:
Trade accounts payable	$364,846	$375,440	321,030
Other current liabilities	304,599	292,205	250,887
Total current liabilities	669,445	667,645	571,917
Long-term debt	2,672,820	2,685,169	2,505,217
Other long-term liabilities	249,728	251,493	220,829
Total liabilities	3,591,993	3,604,307	3,297,963

Redeemable noncontrolling interest in subsidiary	806,342	795,643	785,091

Equity:
Shareholders' equity	307,984	342,660	134,996
Noncontrolling interest	332,344	307,074	286,251
Total equity	640,328	649,734	421,247
Total liabilities and equity	$5,038,663	$5,049,684	$4,504,301

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

SEGMENT REPORTING

(Unaudited)

The following tables set forth certain information with respect to our reportable segments and rig activity:

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
(In thousands, except rig activity)	2025	2024	2025	2025	2024
Operating revenues:
U.S. Drilling	$255,438	$259,723	$230,746	$486,184	$531,712
International Drilling	384,970	356,733	381,718	766,688	706,092
Drilling Solutions	170,283	82,961	93,179	263,462	158,535
Rig Technologies (1)	36,527	49,546	44,165	80,692	99,702
Other reconciling items (2)	(14,430)	(14,165)	(13,622)	(28,052)	(27,539)
Total operating revenues	$832,788	$734,798	$736,186	$1,568,974	$1,468,502

Adjusted EBITDA: (3)
U.S. Drilling	$101,821	$114,020	$92,711	$194,532	$234,423
International Drilling	117,658	106,371	115,486	233,144	208,869
Drilling Solutions	76,501	32,468	40,853	117,354	64,255
Rig Technologies (1)	5,174	7,330	5,563	10,737	14,131
Other reconciling items (4)	(52,695)	(42,132)	(48,268)	(100,963)	(82,608)
Total adjusted EBITDA	$248,459	$218,057	$206,345	$454,804	$439,070

Adjusted operating income (loss): (5)
U.S. Drilling	$39,788	$45,085	$31,599	$71,387	$95,614
International Drilling	36,051	23,672	32,958	69,009	46,148
Drilling Solutions	50,365	27,319	32,913	83,278	54,212
Rig Technologies (1)	1,721	4,860	4,335	6,056	9,069
Other reconciling items (4)	(54,527)	(43,020)	(50,098)	(104,625)	(83,799)
Total adjusted operating income (loss)	$73,398	$57,916	$51,707	$125,105	$121,244

Rig activity:
Average Rigs Working: (7)
Lower 48	62.4	68.7	60.6	61.5	70.3
Other US	10.0	6.3	7.6	8.8	6.5
U.S. Drilling	72.4	75.0	68.2	70.3	76.8
International Drilling	85.9	84.4	85.0	85.4	82.7
Total average rigs working	158.3	159.4	153.2	155.7	159.5

Daily Rig Revenue: (6),(8)
Lower 48	$33,466	$35,334	$34,546	$33,995	$35,402
Other US	71,814	68,008	61,361	67,306	66,135
U.S. Drilling (10)	38,761	38,076	37,557	38,180	38,020
International Drilling	49,263	46,469	49,895	49,575	46,917

Daily Adjusted Gross Margin: (6),(9)
Lower 48	$13,902	$15,598	$14,276	$14,085	$15,809
Other US	32,073	38,781	30,374	31,340	36,912
U.S. Drilling (10)	16,411	17,544	16,084	16,253	17,607
International Drilling	17,534	16,050	17,421	17,478	16,056

(1)	Includes our oilfield equipment manufacturing activities.

(2)	Represents the elimination of inter-segment transactions related to our Rig Technologies operating segment.

(3)	Adjusted EBITDA represents net income (loss) before income tax expense (benefit), investment income (loss), interest expense, gain on bargain purchase, other, net and depreciation and amortization. Adjusted EBITDA is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. In addition, adjusted EBITDA excludes certain cash expenses that the Company is obligated to make. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance. Securities analysts and investors use this measure as one of the metrics on which they analyze the Company’s performance. Other companies in this industry may compute these measures differently. A reconciliation of this non-GAAP measure to net income (loss), which is the most closely comparable GAAP measure, is provided in the table set forth immediately following the heading "Reconciliation of Non-GAAP Financial Measures to Net Income (Loss)".

(4)	Represents the elimination of inter-segment transactions and unallocated corporate expenses.

(5)	Adjusted operating income (loss) represents net income (loss) before income tax expense (benefit), investment income (loss), interest expense, gain on bargain purchase and other, net. Adjusted operating income (loss) is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. In addition, adjusted operating income (loss) excludes certain cash expenses that the Company is obligated to make. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance. Securities analysts and investors use this measure as one of the metrics on which they analyze the Company’s performance. Other companies in this industry may compute these measures differently. A reconciliation of this non-GAAP measure to net income (loss), which is the most closely comparable GAAP measure, is provided in the table set forth immediately following the heading "Reconciliation of Non-GAAP Financial Measures to Net Income (Loss)".

(6)	Rig revenue days represents the number of days the Company's rigs are contracted and performing under a contract during the period. These would typically include days in which operating, standby and move revenue is earned.

(7)	Average rigs working represents a measure of the average number of rigs operating during a given period. For example, one rig operating 45 days during a quarter represents approximately 0.5 average rigs working for the quarter. On an annual period, one rig operating 182.5 days represents approximately 0.5 average rigs working for the year. Average rigs working can also be calculated as rig revenue days during the period divided by the number of calendar days in the period.

(8)	Daily rig revenue represents operating revenue, divided by the total number of revenue days during the quarter.

(9)	Daily adjusted gross margin represents operating revenue less direct costs, divided by the total number of rig revenue days during the quarter.

(10)	The U.S. Drilling segment includes the Lower 48, Alaska, and Gulf of Mexico operating areas.

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

Reconciliation of Earnings per Share

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
(in thousands, except per share amounts)	2025	2024	2025	2025	2024
BASIC EPS:
Net income (loss) (numerator):
Income (loss), net of tax	$(2,205)	$(13,029)	$57,179	$54,974	$(22,031)
Less: net (income) loss attributable to noncontrolling interest	(28,705)	(19,226)	(24,191)	(52,896)	(44,557)
Less: distributed and undistributed earnings allocated to unvested shareholders	—	—	(1,177)	—	—
Less: accrued distribution on redeemable noncontrolling interest in subsidiary	(7,264)	(7,283)	(7,184)	(14,448)	(14,566)
Numerator for basic earnings per share:
Adjusted income (loss), net of tax - basic	$(38,174)	$(39,538)	$24,627	$(12,370)	$(81,154)

Weighted-average number of shares outstanding - basic	14,083	9,207	10,460	12,271	9,191
Earnings (losses) per share:
Total Basic	$(2.71)	$(4.29)	$2.35	$(1.01)	$(8.83)

DILUTED EPS:
Adjusted income (loss), net of tax - basic	$(38,174)	$(39,538)	$24,627	$(12,370)	$(81,154)
Add: after tax interest expense of convertible notes	—	—	848	—	—
Add: effect of reallocating undistributed earnings of unvested shareholders	—	—	4	—	—
Adjusted income (loss), net of tax - diluted	$(38,174)	$(39,538)	$25,479	$(12,370)	$(81,154)

Weighted-average number of shares outstanding - basic	14,083	9,207	10,460	12,271	9,191
Add: if converted dilutive effect of convertible notes	—	—	1,176	—	—
Add: dilutive effect of potential common shares	—	—	35	—	—
Weighted-average number of shares outstanding - diluted	14,083	9,207	11,671	12,271	9,191
Earnings (losses) per share:
Total Diluted	$(2.71)	$(4.29)	$2.18	$(1.01)	$(8.83)

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO ADJUSTED OPERATING INCOME (LOSS) BY SEGMENT

(Unaudited)

(In thousands)

	Three Months Ended June 30, 2025
	U.S. Drilling	International Drilling	Drilling Solutions	Rig Technologies	Other reconciling items	Total
Adjusted operating income (loss)	$39,788	$36,051	$50,365	$1,721	$(54,527)	$73,398
Depreciation and amortization	62,033	81,607	26,136	3,453	1,832	175,061
Adjusted EBITDA	$101,821	$117,658	$76,501	$5,174	$(52,695)	$248,459

	Three Months Ended June 30, 2024
	U.S. Drilling	International Drilling	Drilling Solutions	Rig Technologies	Other reconciling items	Total
Adjusted operating income (loss)	$45,085	$23,672	$27,319	$4,860	$(43,020)	$57,916
Depreciation and amortization	68,935	82,699	5,149	2,470	888	160,141
Adjusted EBITDA	$114,020	$106,371	$32,468	$7,330	$(42,132)	$218,057

	Three Months Ended March 31, 2025
	U.S. Drilling	International Drilling	Drilling Solutions	Rig Technologies	Other reconciling items	Total
Adjusted operating income (loss)	$31,599	$32,958	$32,913	$4,335	$(50,098)	$51,707
Depreciation and amortization	61,112	82,528	7,940	1,228	1,830	154,638
Adjusted EBITDA	$92,711	$115,486	$40,853	$5,563	$(48,268)	$206,345

	Six Months Ended June 30, 2025
	U.S. Drilling	International Drilling	Drilling Solutions	Rig Technologies	Other reconciling items	Total
Adjusted operating income (loss)	$71,387	$69,009	$83,278	$6,056	$(104,625)	$125,105
Depreciation and amortization	123,145	164,135	34,076	4,681	3,662	329,699
Adjusted EBITDA	$194,532	$233,144	$117,354	$10,737	$(100,963)	$454,804

	Six Months Ended June 30, 2024
	U.S. Drilling	International Drilling	Drilling Solutions	Rig Technologies	Other reconciling items	Total
Adjusted operating income (loss)	$95,614	$46,148	$54,212	$9,069	$(83,799)	$121,244
Depreciation and amortization	138,809	162,721	10,043	5,062	1,191	317,826
Adjusted EBITDA	$234,423	$208,869	$64,255	$14,131	$(82,608)	$439,070

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF ADJUSTED GROSS MARGIN BY SEGMENT TO ADJUSTED OPERATING INCOME (LOSS) BY SEGMENT

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
(In thousands)	2025	2024	2025	2025	2024
Lower 48 - U.S. Drilling
Adjusted operating income (loss)	$21,515	$32,841	$18,995	$40,510	$72,105
Plus: General and administrative costs	4,481	4,390	4,817	9,298	9,213
Plus: Research and engineering	888	909	823	1,711	1,873
GAAP Gross Margin	26,884	38,140	24,635	51,519	83,191
Plus: Depreciation and amortization	52,080	59,332	53,225	105,305	119,065
Adjusted gross margin	$78,964	$97,472	$77,860	$156,824	$202,256

Other - U.S. Drilling
Adjusted operating income (loss)	$18,273	$12,244	$12,604	$30,877	$23,509
Plus: General and administrative costs	896	305	405	1,301	631
Plus: Research and engineering	64	45	62	126	92
GAAP Gross Margin	19,233	12,594	13,071	32,304	24,232
Plus: Depreciation and amortization	9,953	9,603	7,887	17,840	19,744
Adjusted gross margin	$29,186	$22,197	$20,958	$50,144	$43,976

U.S. Drilling
Adjusted operating income (loss)	$39,788	$45,085	$31,599	$71,387	$95,614
Plus: General and administrative costs	5,377	4,695	5,222	10,599	9,844
Plus: Research and engineering	952	954	885	1,837	1,965
GAAP Gross Margin	46,117	50,734	37,706	83,823	107,423
Plus: Depreciation and amortization	62,033	68,935	61,112	123,145	138,809
Adjusted gross margin	$108,150	$119,669	$98,818	$206,968	$246,232

International Drilling
Adjusted operating income (loss)	$36,051	$23,672	$32,958	$69,009	$46,148
Plus: General and administrative costs	17,867	15,435	16,378	34,245	29,850
Plus: Research and engineering	1,499	1,404	1,414	2,913	2,912
GAAP Gross Margin	55,417	40,511	50,750	106,167	78,910
Plus: Depreciation and amortization	81,607	82,699	82,528	164,135	162,721
Adjusted gross margin	$137,024	$123,210	$133,278	$270,302	$241,631

Adjusted gross margin by segment represents adjusted operating income (loss) plus general and administrative costs, research and engineering costs and depreciation and amortization.

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO NET INCOME (LOSS)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
(In thousands)	2025	2024	2025	2025	2024
Net income (loss)	$(2,205)	$(13,029)	$57,179	$54,974	$(22,031)
Income tax expense (benefit)	23,077	15,554	15,007	38,084	31,598
Income (loss) from continuing operations before income taxes	20,872	2,525	72,186	93,058	9,567
Investment (income) loss	(6,129)	(8,181)	(6,596)	(12,725)	(18,382)
Interest expense	56,081	51,493	54,326	110,407	101,872
Gain on bargain purchase	(3,500)	-	(112,999)	(116,499)	-
Other, net	6,074	12,079	44,790	50,864	28,187
Adjusted operating income (loss) (1)	73,398	57,916	51,707	125,105	121,244
Depreciation and amortization	175,061	160,141	154,638	329,699	317,826
Adjusted EBITDA (2)	$248,459	$218,057	$206,345	$454,804	$439,070

(1) Adjusted operating income (loss) represents net income (loss) before income tax expense (benefit), investment income (loss), interest expense, gain on bargain purchase and other, net. Adjusted operating income (loss) is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. In addition, adjusted operating income (loss) excludes certain cash expenses that the Company is obligated to make. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance.  Securities analysts and investors use this measure as one of the metrics on which they analyze the Company’s performance.  Other companies in this industry may compute these measures differently.

(2) Adjusted EBITDA represents net income (loss) before income tax expense (benefit), investment income (loss), interest expense, gain on bargain purchase, other, net and depreciation and amortization. Adjusted EBITDA is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. In addition, adjusted EBITDA excludes certain cash expenses that the Company is obligated to make. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance.  Securities analysts and investors use this measure as one of the metrics on which they analyze the Company’s performance.  Other companies in this industry may compute these measures differently.

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

RECONCILIATION OF NET DEBT TO TOTAL DEBT

(Unaudited)

	June 30,	March 31,	December 31,
(In thousands)	2025	2025	2024
Long-term debt	$2,672,820	$2,685,169	$2,505,217
Less: Cash and short-term investments	387,355	404,109	397,299
Net Debt	$2,285,465	$2,281,060	$2,107,918

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED FREE CASH FLOW TO

NET CASH PROVIDED BY OPERATING ACTIVITIES

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	March 31,	June 30,
(In thousands)	2025	2025	2025
Net cash provided by operating activities	$151,810	$87,735	$239,545
Add: Capital expenditures, net of proceeds from sales of assets	(141,849)	(159,161)	(301,010)

Free cash flow	$9,961	$(71,426)	$(61,465)

Cash paid for acquisition related costs (1)	30,635	10,181	40,816

Adjusted free cash flow	$40,596	$(61,245)	$(20,649)

(1) Cash paid related to the Parker Drilling acquisition

Adjusted free cash flow represents net cash provided by operating activities less cash used for capital expenditures, net of proceeds from sales of assets, and before cash paid for acquisition related costs.  Management believes that adjusted free cash flow is an important liquidity measure for the company and that it is useful to investors and management as a measure of the company’s ability to generate cash flow, after reinvesting in the company for future growth, that could be available for paying down debt or other financing cash flows, such as dividends to shareholders. Adjusted free cash flow does not represent the residual cash flow available for discretionary expenditures.  Adjusted free cash flow is a non-GAAP financial measure that should be considered in addition to, not as a substitute for or superior to, cash flow from operations reported in accordance with GAAP.